CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 123 to Registration Statement No. 33-4959 on Form N-1A of our report dated December 21, 2018, relating to the financial statements and financial highlights of Alger Capital Appreciation Fund, Alger International Focus Fund (formerly Alger International Growth Fund), Alger Mid Cap Growth Fund, Alger SMid Cap Focus Fund, Alger Small Cap Growth Fund, Alger Small Cap Focus Fund, Alger Health Sciences Fund, Alger Growth & Income Fund, Alger 25 Fund and Alger 35 Fund, each a series of The Alger Funds (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 25, 2019